UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2022

Date of Report (Date of earliest event reported)

flooidCX Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-55965	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14747 N Northsight Blvd Ste 111-218 Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(702) 323-6455

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the quarter ended August 31, 2022 the Company changed its accounting firm from Saturna Group Chartered Professional Accountants, LLP to Macias Gini & O’Connell, LLP (“MGO”). The Company’s 10-Q for the period ended August 31, 2022 was filed on October 24, 2022, without the completion of the auditors’ interim review. Therefore, the Company, as discussed with MGO on November 11, 2022 deems the Original Filing to be non-compliant pursuant to Item 8-03 of Regulation S-X. As a result, the financial statements contained in that filing should not be relied upon. The Company intends to file an amended Quarterly report on Form 10-Q (Amended Filing). Any differences between the Original Filing and the Amended Filing will be identified in the Amended Filing.

As of the date of this filing, management does not believe there will be any significant differences between the Original Filing and the Amended Filing.

Pursuant to the requirements set forth in Item 4.02(a) and 4.02(b) of Form 8-K, the Board of Directors has discussed with MGO the matters disclosed in this Form 8-K.

The Company has requested that its independent accountant provide it with a letter addressed to the Commission, indicating the accountant’s agreement with the statements made in this filing. The Company has included this letter as Exhibit 16.1.

Item 9.01 Exhibits, Financial Statement Schedules.

Number	Description

16.1	Letter from the Company’s independent registered public accounting firm regarding non-reliance on an interim review
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flooidCX Corp.

November 16, 2022	By:	/s/ Dennis M. Danzik
Dennis M. Danzik, Chief Executive Officer

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